UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 6, 2012

Global Gold Corporation

(Exact name of registrant as specified in its charter)

Delaware	02-69494	13-3025550
(State or other jurisdiction	(Commission	(IRS
of incorporation)	File Number)	Identification No.)

555 Theodore Fremd Avenue, Rye, NY	10580
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (914) 925-0020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 6, 2012, the Company received consent from shareholders representing a majority over 65% of its outstanding Common Stock to transfer the 100% interest in Mego-Gold, LLC and Getik Mining Company, LLC into GGCR Mining, LLC, a Delaware limited liability company, owned by a joint venture company, Global Gold Consolidated Resources Limited, a Jersey Island private limited company (?GGCR?), per the terms of the April 27, 2011 Joint Venture Agreement with Consolidated Resources Armenia, an exempt non-resident Cayman Islands company (?CRA?). Global Gold Corporation will retain 51% of the shares of GGCR, which will be a subsidiary of the Company, with cash contributions being made by CRA, which will hold a minority interest in GGCR, all as further described in exhibit 10.3 below.

The Board of Directors of Global Gold Corporation previously approved the same transaction, discussed above, on January 5, 2012.

Item 9.01 Exhibits

Exhibit No.	Description

10.3	Written Consent of Shareholders in Lieu of Meeting Pursuant to Section 228(a) of the General Corporation Law of the State of Delaware

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2012	Global Gold Corporation

	By:	/s/ Van Z. Krikorian
	Name:	Van Z. Krikorian
	Title:	Chairman & Chief
Executive Officer